Exhibit 99.1

February 3, 2012

Dear McEwen Mining Shareholders,

Please find the attached El Gallo Complex development update.

Work continues to move forward at El Gallo, located in Sinaloa State, Mexico.

Highlights of the past two weeks are:

•                  Reached a milestone of 600,000 tonnes of material moved since December

•                  Samaniego open pit mine now at full operating capacity

•                  Haul road construction between the El Gallo and Palmarito deposits now 50% completed

To view the El Gallo Development Photo Update, please click here.

For further information contact:
Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Suite 4750 Toronto ON M5J 2T3 P.O. Box 792 E-mail: info@mcewenmining.com

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MUX El Gallo Complex Development Photo Update February 3, 2012 MCEWEN MINING

2 The Big Dig: 600,000 tonnes of material moved since December.

3 Samaniego open pit mine at full operating capacity.

4 Samaniego open pit mine at full operating capacity.

5 Samaniego open pit mine at full operating capacity.

6 Preparing loading pocket for crushing plant.

7 Haul road construction between the El Gallo and Palmarito deposits 50% complete.

The next phase of road upgrading between Magistral and El Gallo. 8

Preparing to raise the roof on the administration building. 9

10 Inside the new administration building.

El Gallo: Process water flow-rate testing for mill facilities. 11

12 Member of our all-female 100 tonne haul truck operating team.

13 Member of our all-female 100 tonne haul truck operating team.

14 Employees building drill platforms at the new San Dimas discovery.

MUX For further information please contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441- 0690 Fax: (647) 258-0408 Email: info@mcewenmining.com MCEWEN MINING